Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

YTD & Fourth Quarter 2025 Results

Princeton, NJ, January 29, 2026 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition at, and its results of operations for the quarter and twelve-months ended, December 31, 2025.

President/CEO Edward Dietzler commented on the quarter results, “The Bank achieved another strong quarter, with net income of $6.1 million and diluted EPS of $0.90. These results were supported by an increase in non-interest income of over 11%, as well as a reduction in operating expenses of 8.5%, in each case compared to the third quarter of this year. These metrics also improved to a lesser extent when compared to the fourth quarter of 2024."

The Company reported net income of $6.1 million, or $0.90 per diluted common share, for the fourth quarter of 2025, compared to $6.5 million, or $0.95 per diluted common share, for the third quarter of 2025, and net income of $5.2 million, or $0.75 per diluted common share, for the fourth quarter of 2024. The decrease in net income for the fourth quarter of 2025 when compared to the third quarter of 2025 was primarily due to an increase in provision for credit losses of $774 thousand, and a decrease in net-interest income of $989 thousand, partially offset by a decrease in non-interest expense of $1.2 million, and an increase in non-interest income of $211 thousand. The increase in net income for the fourth quarter of 2025 when compared to the fourth quarter of 2024 was primarily due to an increase in net-interest income of $623 thousand, a decrease in the provision for credit losses of $338 thousand, and an increase in non-interest income of $92 thousand, partially offset by an increase of $244 thousand in income tax expense.

Review of Statements of Financial Condition

Total assets were $2.28 billion at December 31, 2025, a decrease of $57.1 million, or 2.44% when compared to $2.34 billion at the end of 2024. The primary reason for the decrease in total assets was related to a decrease in investment securities of $66.6 million, partially offset by an increase in cash and cash equivalents of $18.3 million.

Total deposits at December 31, 2025, decreased $56.4 million, or 2.78%, when compared to December 31, 2024. The decrease in the Company’s deposits consisted primarily of decreases in certificates of deposit of $45.0 million, money market deposits of $26.3 million, non-interest-bearing demand deposits of $15.0 million, and savings deposits of $3.1 million, partially offset by an increase in interest-bearing demand deposits of $33.0 million. On balance sheet liquidity remains strong at December 31, 2025 with $135.7 million in cash and cash equivalents, as well as available for sale securities and borrowing capacity .

Total stockholders’ equity at December 31, 2025, increased $8.7 million or 3.31% when compared to December 31, 2024. The increase was primarily due to an increase in retained earnings of $9.8 million (which consisted of $18.6 million in net income, partially offset by $8.8 million of cash dividends recorded during the period), an increase in paid-in capital of $3.0 million primarily due to the exercise of stock options, and a decrease in accumulated other comprehensive loss of $3.7 million due to reductions in market interest rates and in investment securities, partially offset by a $7.9 million increase in treasury stock due to our stock repurchase program. The ratio of equity to total assets at December 31, 2025, and at December 31, 2024, was 11.9% and 11.2%, respectively.

Asset Quality

At December 31, 2025, non-performing assets totaled $16.5 million, a decrease of $10.6 million when compared to the amount at December 31, 2024, primarily the result of $10.0 million in charge-offs recorded during 2025, of which $9.9 million was recorded during the second quarter of 2025.

Review of Quarterly and Year-to-Date Financial Results

Net interest income was $18.6 million for the fourth quarter of 2025, a decrease of $1.0 million over the third quarter of 2025, and an increase of $623 thousand compared to $18.0 million for the fourth quarter of 2024. The decrease in net interest income when compared with the third quarter of 2025 was primarily related to a decrease in interest income of $1.0 million, or 3.0%. The increase in net interest income when compared with the fourth quarter of 2024 was due to a $2.5 million decrease in interest expense, partially offset by a decrease in interest income of $1.9 million. The net interest margin for the fourth quarter of 2025 was 3.51%, a decrease of 26 basis points when compared to the third quarter of 2025, and an increase of 23 basis points when compared to the fourth quarter of 2024. When comparing the fourth quarter of 2025 and the third quarter of 2025 periods, the decrease in interest income and decrease in net interest margin were primarily associated with a decrease in average total investments of $20.9 million, a decrease in average loans of $15.6 million, as well as a decrease in the Company’s yield earned on interest-earning assets of 32 basis points. When comparing the fourth quarter of 2025 and fourth quarter of 2024, the $2.5 million decrease in interest expense was primarily due to the Company's cost of funds decreasing by 40 basis points and average interest-bearing deposits decreasing by $69.5 million. The decrease in interest expense was partially offset by a $1.9 million decrease in interest income caused by a decrease in average interest-earning assets of $77.2 million, and a decrease of 16 basis points in the yield earned on interest-earning assets.

The Company recorded a provision of credit losses of $102 thousand during the fourth quarter of 2025, which consisted of a $101 thousand increase recorded to the allowance of credit losses, and an increase to the provision for credit losses of $1 thousand related to unfunded commitments, which are recorded in other liabilities on the Company’s statements of financial condition. The current quarters' provision recorded on the Company’s statements of income was $774 thousand higher when compared to the reversal of credit losses for the third quarter of 2025 and was $338 thousand lower when compared to the provision for the fourth quarter of 2024. The coverage ratio of the allowance for credit losses to period end loans was 1.12% at December 31, 2025, and 1.30% at December 31, 2024.

Total non-interest income of $2.1 million for the fourth quarter of 2025 increased $211 thousand or 11.1% when compared to the third quarter of 2025 and increased $92 thousand or 4.5% when compared to the fourth quarter of 2024. The increase over the third quarter of 2025 was primarily due to an increase in other non-interest income of $595 thousand discussed below, partially offset by a decrease in loans fees of $426 thousand. The increase over the prior year’s fourth quarter was primarily due to increases in income from bank-owned life insurance of $47 thousand, an increase in fees service charges of $48 thousand, an increase in other non-interest income of $134 thousand, partially offset by a decrease in loan fees of $137 thousand. The increase in other non-interest income for the fourth quarter of 2025 was related to a net loss on an equity investment in the amount of $471 thousand recorded in the third quarter of 2025 compared to no such net loss in the fourth quarter.

Total non-interest expense of $12.7 million for the fourth quarter of 2025 decreased $1.2 million, or 8.5%, when compared to the third quarter of 2025. This decrease over the prior quarter was primarily due to decreases in salaries and employee benefits expenses of $676, professional fees of $278 thousand, data processing communications expenses of $108 thousand and federal deposit insurance expenses of $95 thousand. Total non-interest expense for the fourth quarter of 2025 decreased $44 thousand or 0.3% when compared to the fourth quarter of 2024.

For the quarter ended December 31, 2025, the Company recorded an income tax expense of $1.8 million, resulting in an effective tax rate of 23.2%, compared to an income tax expense of $1.8 million, resulting in an effective tax rate of 21.9% for the quarter ended September 30, 2025 and compared to an income tax expense of $1.6 million resulting in an effective tax rate of 23.4 % for the quarter ended December 31, 2024.

For the year ended December 31, 2025, the Company recorded net income of $18.6 million, or $2.71 per diluted common share, compared to $10.2 million, or $1.55 per diluted common share, for 2024. This increase was primarily the result of the purchase accounting adjustments recorded in 2024 reducing net income, which were related to the Cornerstone acquisition, and included merger related expenses of $7.8 million. For the year ended December 31, 2025, net interest income of $75.8 million increased $9.3 million, or 14.0%, compared to net interest income of $66.5 million for the year ended December 31, 2024. The increase from the previous year was the result of an increase in interest income of $7.6 million, or 6.2%, and a decrease in interest expense of $1.7 million, or 3.0%.

For the year ending December 31, 2025, income tax expense was $5.1 million resulting in an effective tax rate of 21.4% compared to income tax expense of $2.6 million and an effective tax rate of 20.1% for the year ended December 31, 2024.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 28 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the potential impact of any future Federal budget stalemates in Congress, higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the global impact of foreign military conflicts; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2024, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

			December 31, 2025 vs
	December 31,	December 31,	December 31, 2024
	2025	2024	$ Change	% Change
ASSETS
Cash and cash equivalents	$135,686	$117,348	$18,338	15.63%
Securities available-for-sale taxable	140,817	207,442	(66,625)	(32.12)%
Securities available-for-sale tax-exempt	39,752	39,729	23	0.06%
Securities held-to-maturity	153	161	(8)	(4.97)%
Loans receivable, net of deferred loan fees	1,816,416	1,818,875	(2,459)	(0.14)%
Allowance for credit losses	(20,325)	(23,657)	3,332	(14.08)%
Goodwill	14,381	14,381	—	—
Core deposit intangible	2,776	3,632	(856)	(23.57)%
Other real estate owned	—	295	(295)	(100.00)%
Other assets	153,491	162,027	(8,536)	(5.27)%
TOTAL ASSETS	$2,283,147	$2,340,233	$(57,086)	(2.44)%
LIABILITIES
Non-interest checking	$286,013	$300,972	$(14,959)	(4.97)%
Interest checking	333,533	300,559	32,974	10.97%
Savings	167,735	170,880	(3,145)	(1.84)%
Money market	464,205	490,543	(26,338)	(5.37)%
Time deposits over $250,000	256,929	208,858	48,071	23.02%
Other time deposits	467,778	560,813	(93,035)	(16.59)%
Total deposits	1,976,193	2,032,625	(56,432)	(2.78)%
Borrowings	—	—	—	N/A
Other liabilities	36,242	45,568	(9,326)	(20.47)%
TOTAL LIABILITIES	2,012,435	2,078,193	(65,758)	(3.16)%
STOCKHOLDERS’ EQUITY
Paid-in capital	122,954	119,908	3,046	2.54%
Treasury stock [1]	(8,707)	(842)	(7,865)	934.09%
Retained earnings	161,730	151,915	9,815	6.46%
Accumulated other comprehensive income (loss)	(5,265)	(8,941)	3,676	(41.11)%
TOTAL STOCKHOLDERS’ EQUITY	270,712	262,040	8,672	3.31%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,283,147	$2,340,233	$(57,086)	(2.44)%
Book value per common share	$40.01	$38.07	$1.94	5.10%
Tangible book value per common share [2]	$37.48	$35.45	$2.03	5.73%

1
Treasury stock repurchases commenced March 8, 2024, associated with the stock repurchase program announced August 10, 2023.
2
Tangible book value per common share is a non-GAAP measure.

For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at December 31, 2025 and December 31, 2024 were as follows:

	December 31,	December 31,
	2025	2024
	(In thousands)
Commercial real estate	$1,343,531	$1,385,085
Commercial and industrial	76,557	92,857
Construction	209,483	257,169
Residential first-lien mortgages	163,813	68,030
Home equity / consumer	25,359	18,133
Total loans	1,818,743	1,821,274
Deferred fees and costs	(2,326)	(2,399)
Allowance for credit losses	(20,325)	(23,657)
Loans, net	$1,796,092	$1,795,218

The components of deposits at December 31, 2025 and December 31, 2024 were as follows:

	December 31,	December 31,
	2025	2024
	(In thousands)
Demand, non-interest-bearing	$286,013	$300,972
Demand, interest-bearing	333,533	300,559
Savings	167,735	170,880
Money market	464,205	490,543
Time deposits	724,707	769,671
Total deposits	$1,976,193	$2,032,625

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended December 31,
	2025	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$28,597	$29,477	$(880)	(3.0)%
Available-for-sale debt securities:
Taxable	1,797	2,090	(293)	(14.0)%
Tax-exempt	276	285	(9)	(3.2)%
Held-to-maturity debt securities	2	2	—	—
Other interest and dividend income	1,084	1,806	(722)	(40.0)%
Total interest and dividends	31,756	33,660	(1,904)	(5.7)%
Interest expense
Deposits	13,126	15,653	(2,527)	(16.1)%
Borrowings	—	—	—	N/A
Total interest expense	13,126	15,653	(2,527)	(16.1)%
Net interest income	18,630	18,007	623	3.5%
Provision for credit losses	102	440	(338)	(76.8)%
Net interest income after provision for credit losses	18,528	17,567	961	5.5%
Non-interest income
Income from bank-owned life insurance	528	481	47	9.8%
Fees and service charges	575	527	48	9.1%
Loan fees, including prepayment penalties	500	637	(137)	(21.5)%
Other	516	382	134	35.1%
Total non-interest income	2,119	2,027	92	4.5%
Non-interest expense
Salaries and employee benefits	6,417	6,518	(101)	(1.5)%
Occupancy and equipment	2,156	2,241	(85)	(3.8)%
Professional fees	789	795	(6)	(0.8)%
Data processing and communications	1,600	1,358	242	17.8%
Federal deposit insurance	275	277	(2)	(0.7)%
Advertising and promotion	160	151	9	6.0%
Office expense	117	157	(40)	(25.5)%
Other real eastate owned expense	—	14	(14)	(100.0)%
Core deposit intangible	200	228	(28)	(12.3)%
Other	1,015	1,034	(19)	(1.8)%
Total non-interest expense	12,729	12,773	(44)	(0.3)%
Income before income tax expense	7,918	6,821	1,097	16.1%
Income tax expense	1,838	1,594	244	15.3%
Net income	$6,080	$5,227	$853	16.3%
Net income per common share - basic	$0.90	$0.76	$0.14	18.3%
Net income per common share - diluted	$0.90	$0.75	$0.15	19.7%
Weighted average shares outstanding - basic	6,765	6,880	(115)	(1.7)%
Weighted average shares outstanding - diluted	6,787	6,984	(197)	(2.8)%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,
	2025	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$28,597	$29,927	$(1,330)	(4.4)%
Available-for-sale debt securities:
Taxable	1,797	2,214	(417)	(18.8)%
Tax-exempt	276	278	(2)	(0.7)%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	1,084	324	760	234.6%
Total interest and dividends	31,756	32,745	(989)	(3.0)%
Interest expense
Deposits	13,126	13,081	45	0.3%
Borrowings	—	45	(45)	(100.0)%
Total interest expense	13,126	13,126	—	0.0%
Net interest income	18,630	19,619	(989)	(5.0)%
Provision for (reversal of) credit losses	102	(672)	774	(115.2)%
Net interest income after provision for (reversal of) credit losses	18,528	20,291	(1,763)	(8.7)%
Non-interest income
Income from bank-owned life insurance	528	506	22	4.3%
Fees and service charges	575	555	20	3.6%
Loan fees, including prepayment penalties	500	926	(426)	(46.0)%
Other	516	(79)	595	(753.2)%
Total non-interest income	2,119	1,908	211	11.1%
Non-interest expense
Salaries and employee benefits	6,417	7,093	(676)	(9.5)%
Occupancy and equipment	2,156	2,146	10	0.5%
Professional fees	789	1,067	(278)	(26.1)%
Data processing and communications	1,600	1,708	(108)	(6.3)%
Federal deposit insurance	275	370	(95)	(25.7)%
Advertising and promotion	160	212	(52)	(24.5)%
Office expense	117	113	4	3.5%
Core deposit intangible	200	209	(9)	(4.3)%
Other	1,015	999	16	1.6%
Total non-interest expense	12,729	13,917	(1,188)	(8.5)%
Income before income tax expense	7,918	8,282	(364)	(4.4)%
Income tax expense	1,838	1,816	22	1.2%
Net income	$6,080	$6,466	$(386)	(6.0)%
Net income per common share - basic	$0.90	$0.96	$(0.06)	(5.9)%
Net income per common share - diluted	$0.90	$0.95	$(0.05)	(5.7)%
Weighted average shares outstanding - basic	6,765	6,759	6	0.1%
Weighted average shares outstanding - diluted	6,787	6,778	9	0.1%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Year Ended
	December 31,
	2025	2024	$ Change	% Change
Interest and dividend income
Loans and fees	$117,768	$108,586	$9,182	8.5%
Available-for-sale debt securities:
Taxable	8,925	4,928	3,997	81.1%
Tax-exempt	1,117	1,142	(25)	(2.2)%
Held-to-maturity debt securities	8	9	(1)	(11.1)%
Other interest and dividend income	2,734	8,281	(5,547)	(67.0)%
Total interest and dividends	130,552	122,946	7,606	6.2%
Interest expense
Deposits	54,678	56,414	(1,736)	(3.1)%
Borrowings	58	—	58	N/A
Total interest expense	54,736	56,414	(1,678)	(3.0)%
Net interest income	75,816	66,532	9,284	14.0%
Provision for credit losses	6,654	5,109	1,545	30.2%
Net interest income after provision for credit losses	69,162	61,423	7,739	12.6%
Non-Interest income
(Loss) gain on sale of securities available-for-sale, net	—	(7)	7	(100.0)%
Income from bank-owned life insurance	1,999	1,673	326	19.5%
Fees and service charges	2,192	1,945	247	12.7%
Loan fees, including prepayment penalties	2,804	3,082	(278)	(9.0)%
Other	1,472	1,462	10	0.7%
Total non-interest income	8,467	8,155	312	3.8%
Non-interest expense
Salaries and employee benefits	27,775	26,037	1,738	6.7%
Occupancy and equipment	8,734	8,207	527	6.4%
Professional fees	3,338	2,575	763	29.6%
Data processing and communications	6,477	5,378	1,099	20.4%
Federal deposit insurance	1,593	1,145	448	39.1%
Advertising and promotion	695	630	65	10.3%
Office expense	578	621	(43)	(6.9)%
Other real estate owned expense	27	14	13	92.9%
Core deposit intangible	856	602	254	42.2%
Merger-related expenses	—	7,803	(7,803)	(100.0)%
Other	3,874	3,750	124	3.3%
Total non-interest expense	53,947	56,762	(2,815)	(5.0)%
Income before income tax expense	23,682	12,816	10,866	84.8%
Income tax expense	5,071	2,574	2,497	97.0%
Net income	$18,611	$10,242	$8,369	81.7%
Net income per common share - basic	$2.73	$1.57	$1.16	73.9%
Net income per common share - diluted	$2.71	$1.55	$1.16	74.8%
Weighted average shares outstanding - basic	6,828	6,530	298	4.6%
Weighted average shares outstanding - diluted	6,860	6,620	240	3.6%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,
	2025		2024		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,801,913	6.30%	$1,821,229	6.44%	$(19,316)	(0.14)%
Securities
Taxable available-for-sale	157,363	4.57%	175,898	4.75%	(18,535)	(0.18)%
Tax-exempt available-for-sale	39,981	2.77%	40,415	2.82%	(434)	(0.05)%
Held-to-maturity	154	5.33%	162	5.33%	(8)	—
Total Securities	197,498	4.20%	216,475	4.39%	(18,977)	(0.19)%
Other interest earning assets
Federal funds sold	87,963	3.83%	128,652	4.78%	(40,689)	(0.95)%
Other interest-earning assets	21,283	4.35%	19,503	5.31%	1,780	(0.96)%
Other interest-earning assets	109,246	3.94%	148,155	4.85%	(38,909)	(0.91)%
Total interest-earning assets	2,108,657	5.97%	2,185,859	6.13%	(77,202)	(0.16)%
Total non-earning assets	168,225		172,357
Total assets	$2,276,882		$2,358,216
Interest-bearing liabilities
Checking	$316,278	2.04%	$300,728	1.87%	$15,550	0.17%
Savings	167,008	2.26%	174,376	2.39%	(7,368)	(0.13)%
Money market	468,642	3.09%	489,485	3.45%	(20,843)	(0.36)%
Certificates of deposit	725,795	3.77%	782,647	4.54%	(56,852)	(0.77)%
Total interest-bearing deposits	1,677,723	3.10%	1,747,236	3.56%	(69,513)	(0.46)%
Non-interest bearing deposits	293,467		300,854
Total deposits	1,971,190	2.64%	2,048,090	3.04%	(76,900)	(0.40)%
Borrowings	—	N/A	—	N/A	—	N/A
Total interest-bearing liabilities (excluding non interest deposits)	1,677,723	3.10%	1,747,236	3.56%	(69,513)	(0.46)%
Non-interest-bearing deposits	293,467		300,854
Total cost of funds	1,971,190	2.64%	2,048,090	3.04%	(76,900)	(0.40)%
Accrued expenses and other liabilities	37,721		49,069
Stockholders’ equity	267,971		261,057
Total liabilities and stockholders’ equity	$2,276,882		$2,358,216
Net interest spread		2.87%		2.56%
Net interest margin		3.51%		3.28%
Net interest margin (FTE) [1,2]		3.54%		3.32%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Year Ended December 31,
	2025		2024		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,829,038	6.44%	$1,663,013	6.53%	$166,025	(0.09)%
Securities
Taxable available-for-sale	183,722	4.86%	109,145	4.51%	74,577	0.35%
Tax-exempt available-for-sale	39,562	2.82%	40,239	2.84%	(677)	(0.02)%
Held-to-maturity	157	5.33%	169	5.27%	(12)	0.06%
Securities	223,441	4.50%	149,553	4.06%	73,888	0.44%
Other interest earning assets
Federal funds sold	47,855	4.14%	136,281	5.27%	(88,426)	(1.13)%
Other interest-earning assets	16,068	4.68%	19,337	5.65%	(3,269)	(0.97)%
Other interest-earning assets	63,923	4.28%	155,618	5.32%	(91,695)	(1.04)%
Total interest-earning assets	2,116,402	6.17%	1,968,184	6.25%	148,218	(0.08)%
Total non-earning assets	168,805		151,600
Total assets	$2,285,207		$2,119,784
Interest-bearing liabilities
Checking	$313,269	2.01%	$258,462	1.91%	$54,807	0.10%
Savings	169,486	2.28%	157,538	2.52%	11,948	(0.24)%
Money market	469,061	3.12%	421,934	3.79%	47,127	(0.67)%
Certificates of deposit	735,427	4.06%	724,060	4.35%	11,367	(0.29)%
Total interest-bearing deposits	1,687,243	3.24%	1,561,994	3.61%	125,249	(0.37)%
Non-interest bearing deposits	291,084		264,418
Total deposits	1,978,327	2.76%	1,826,412	3.09%	151,915	(0.33)%
Borrowings	1,262	4.59%	—	—	1,262	N/A
Total interest-bearing liabilities (excluding non interest deposits)	1,688,505	3.24%	1,561,994	3.61%	126,511	(0.37)%
Non-interest-bearing deposits	291,084		264,418
Total cost of funds	1,979,589	2.76%	1,826,412	3.09%	153,177	(0.33)%
Accrued expenses and other liabilities	40,619		43,955
Stockholders’ equity	264,999		249,417
Total liabilities and stockholders’ equity	$2,285,207		$2,119,784
Net interest spread		2.93%		2.64%
Net interest margin		3.58%		3.38%
Net interest margin (FTE) [1,2]		3.62%		3.42%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	December 31, 2025		September 30, 2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,801,913	6.30%	$1,817,551	6.53%	$(15,638)	(0.23)%
Securities
Taxable available-for-sale	157,363	4.57%	178,947	4.95%	(21,584)	(0.38)%
Tax-exempt available-for-sale	39,981	2.77%	39,269	2.83%	712	(0.06)%
Held-to-maturity	154	5.33%	156	5.33%	(2)	—
Total Securities	197,498	4.20%	218,372	4.57%	(20,874)	(0.37)%
Other interest earning assets
Federal funds sold	87,963	3.83%	15,911	4.33%	72,052	(0.50)%
Other interest-earning assets	21,283	4.35%	12,156	4.92%	9,127	(0.57)%
Other interest-earning assets	109,246	3.94%	28,067	4.58%	81,179	(0.64)%
Total interest-earning assets	2,108,657	5.97%	2,063,990	6.29%	44,667	(0.32)%
Total non-earning assets	168,225		170,260
Total assets	$2,276,882		$2,234,250
Interest-bearing liabilities
Checking	$316,278	2.04%	$297,455	2.06%	$18,823	(0.02)%
Savings	167,008	2.26%	168,940	2.31%	(1,932)	(0.05)%
Money market	468,642	3.09%	466,459	3.16%	2,183	(0.07)%
Certificates of deposit	725,795	3.77%	702,996	3.86%	22,799	(0.09)%
Total interest-bearing deposits	1,677,723	3.10%	1,635,850	3.17%	41,873	(0.07)%
Non-interest bearing deposits	293,467		294,652		(1,185)
Total deposits	1,971,190	2.64%	1,930,502	2.69%	40,688	(0.05)%
Borrowings	—	N/A	3,749	4.72%	(3,749)	N/A
Total interest-bearing liabilities (excluding non interest deposits)	1,677,723	3.10%	1,639,599	3.18%	38,124	(0.08)%
Non-interest-bearing deposits	293,467		294,652		(1,185)	—
Total cost of funds	1,971,190	2.64%	1,934,251	2.69%	36,939	(0.05)%
Accrued expenses and other liabilities	37,721		36,911
Stockholders’ equity	267,971		263,088
Total liabilities and stockholders’ equity	$2,276,882		$2,234,250
Net interest spread		2.87%		3.11%
Net interest margin		3.51%		3.77%
Net interest margin (FTE) [1,2]		3.54%		3.81%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2025	2025	2025	2025	2024
	December	September	June	March	December
Return on average assets	1.06%	1.15%	0.12%	0.93%	0.88%
Return on average equity	9.00%	9.75%	1.04%	8.26%	7.97%
Return on average tangible equity[1]	9.62%	10.45%	1.12%	8.86%	8.56%
Net interest margin	3.51%	3.77%	3.54%	3.51%	3.28%
Net interest margin (FTE)[1]	3.54%	3.81%	3.58%	3.56%	3.32%
Adjusted efficiency ratio[1]	60.38%	63.68%	63.10%	64.75%	62.62%
COMMON STOCK DATA
Market value at period end	$34.69	$31.84	$30.54	$30.55	$34.43
Market range:
High	$36.69	$34.84	$32.97	$34.31	$38.90
Low	$29.75	$29.95	$27.69	$30.02	$33.26
Book value per common share at period end	$40.01	$39.48	$38.49	$38.56	$38.07
Tangible book value per common share[1]	$37.48	$36.80	$35.91	$36.00	$35.45
Shares of common stock outstanding (in thousands)	6,766	6,773	6,806	6,923	6,883
CAPITAL RATIOS
Total capital (to risk-weighted assets)	13.98%	13.78%	13.05%	13.67%	13.52%
Tier 1 capital (to risk-weighted assets)	12.93%	12.73%	12.01%	12.48%	12.34%
Tier 1 capital (to average assets)	11.12%	11.15%	10.63%	10.91%	10.58%
Equity to assets	11.86%	11.96%	11.69%	11.52%	11.20%
Tangible equity to tangible assets[1]	11.19%	11.27%	10.99%	10.83%	10.51%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$(15)	$(86)	$9,859	$(60)	$86
Annualized net charge-offs (recoveries) to average loans	(0.003)%	(0.019)%	2.136%	(0.013)%	0.019%
Nonperforming loans	$16,529	$16,710	$16,530	$26,522	$26,841
Other real estate owned	—	—	—	—	295
Total nonperforming assets	$16,529	$16,710	$16,530	$26,522	$27,136
Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.12%	1.14%	1.14%	1.29%	1.30%
Nonperforming loans	122.97%	122.33%	127.13%	90.27%	88.14%
Nonperforming assets	122.97%	122.33%	127.13%	90.27%	87.18%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.91%	0.93%	0.90%	1.43%	1.48%

1
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “adjusted efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating adjusted efficiency ratio, total operating expense minus core deposit intangible amortization and merger-related expenses is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period. Adjusted earnings per share and adjusted diluted earnings per share are calculated by dividing net income adjusted for the provision for credit loss on non-purchase credit deteriorated loans and merger-related expenses by weighted outstanding shares.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2025	2025	2025	2025	2024
	December	September	June	March	December
Net (loss) income (annualized)[1]	$24,122	$25,653	$2,760	$21,811	$20,794
Average equity[2]	267,971	263,088	264,878	264,034	261,057
Less: average intangible assets[3]	(17,280)	(17,493)	(17,701)	(17,929)	(18,148)
Average Tangible Equity	$250,691	$245,595	$247,177	$246,105	$242,909
Return on average tangible equity	9.62%	10.45%	1.12%	8.86%	8.56%

Net interest income	$18,630	$19,619	$18,810	$18,757	$18,007
Other income	2,119	1,908	2,251	2,190	2,027
Total revenue	20,749	21,527	21,061	20,947	20,034
Non-interest expenses	$12,729	$13,917	$13,509	$13,792	$12,773
Less: core deposit intangible amortization	(200)	(209)	(219)	(228)	(228)
Less: merger-related expenses	—	—	—	—	—
Total operating expenses	$12,529	$13,708	$13,290	$13,564	$12,545
Adjusted efficiency ratio	60.38%	63.68%	63.10%	64.75%	62.62%

Total Assets	$2,283,147	$2,229,090	$2,241,668	$2,318,097	$2,340,233
Less: intangible assets	(17,157)	(17,357)	(17,566)	(17,784)	(18,013)
Tangible assets	$2,265,990	$2,211,733	$2,224,102	$2,300,313	$2,322,220
Stockholders’ equity	$270,712	$266,607	$261,946	$266,987	$262,040
Less: intangible assets	(17,157)	(17,357)	(17,566)	(17,784)	(18,013)
Tangible equity	$253,555	$249,250	$244,380	$249,203	$244,027
Tangible equity to tangible assets	11.19%	11.27%	10.99%	10.83%	10.51%

Tangible equity	$253,555	$249,250	$244,380	$249,203	$244,027
Shares outstanding (in thousands)	6,766	6,773	6,806	6,923	6,883
Tangible book value per share	$37.48	$36.80	$35.91	$36.00	$35.45

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
2
Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.
3
Average intangible assets is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2025	2025	2025	2025	2024
	December	September	June	March	December
Net interest income	$18,630	$19,619	$18,810	$18,757	$18,007
FTE adjustment[3]	209	211	212	250	241
Net interest income FTE	$18,839	$19,830	$19,022	$19,007	$18,248
Net interest income FTE (annualized)[1]	$74,743	$78,675	$76,297	$77,083	$72,595
Average interest earning assets	2,108,657	2,063,990	2,129,246	2,164,911	2,185,859
Net interest margin FTE	3.54%	3.81%	3.58%	3.56%	3.32%

	Year Ended
	2025	2024
	December	December
Net interest income	$75,816	$66,532
FTE adjustment[3]	883	852
Net interest income FTE	$76,699	$67,384
Average interest earning assets	2,116,402	1,968,184
Net interest margin FTE	3.62%	3.42%

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
3
Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.